UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2011

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K/A amends the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 28, 2011 to replace the text “the Lenders would receive in respect of a portion of such outstanding borrowings, and all of the deferred interest and fees claims” in clause (i) of the first bullet point in the third paragraph under the caption “Introduction” with the text “the Lenders would receive in respect of a portion of such claims”. The change is intended to clarify that the New Common Stock issued to the Lenders in the Restructuring would be in respect of the outstanding borrowings, deferred interest and fees and letters of credit claims under the Credit Agreement.

Item 1.01	Entry into a Material Definitive Agreement.

Introduction

As previously disclosed in the Current Reports on Form 8-K that YRC Worldwide Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on December 21, 2010 and on January 3, 2011 (the “Prior 8-Ks”), the continued deferral of interest, fees and other obligations under the Credit Agreement, dated as of August 17, 2007 (as amended, the “Credit Agreement”), among the Company, certain of its subsidiaries, JPMorgan Chase Bank, National Association, as agent (the “Agent”), and the other lenders that are parties thereto (the “Lenders”) was conditioned upon the Company entering into an agreement-in-principle (the “AIP”) with the Teamsters National Freight Industry Negotiating Committee (“TNFINC”) of the International Brotherhood of Teamsters (the “IBT”), the Required Lenders (at least 51% of exposure as defined in the Credit Agreement), the Agent and the Steering Group Majority (as defined below) (collectively, the “Consenting Parties”) on or before February 28, 2011 setting forth the material terms of the restructuring of the Company and its subsidiaries (the “AIP Condition”). The continued deferral of interest, fees and other obligations under the Company’s ABS Facility (as defined below) and Contribution Deferral Agreement (as defined below) was also conditioned on satisfying the AIP Condition.

“Steering Group” means the informal group of unaffiliated Lenders and Participants (as defined in the Credit Agreement) represented by Akin Gump Strauss Hauer & Feld LLP and Houlihan Lokey Howard & Zukin Capital, Inc.; provided, that the Lenders that make up the Steering Group may change from time to time as and when such changes are identified to the Agent and the Company. The Steering Group will cease to be a Consenting Party on and after any date on which the Steering Group’s exposure under the Credit Agreement (including participations) is less than 55% of the Steering Group’s exposure as of December 8, 2010.

“Steering Group Majority” means the Lenders of the Steering Group representing more than 50% of the Steering Group’s exposure under the Credit Agreement (including participations).

On February 28, 2011, the Company and the other Consenting Parties reached a non-binding agreement in principle in the form of a term sheet entitled “Summary of Principal Terms of Proposed Restructuring” (the “Term Sheet”) setting forth the material terms of the potential restructuring of the Company and its subsidiaries (the “Restructuring”), thereby satisfying the AIP Condition in the Credit Agreement. The Restructuring is intended to improve the Company’s balance sheet and its liquidity with which to operate and grow its business and to position the Company to achieve long-term success for the benefit of its customers, employees, creditors and stockholders. The Term Sheet, by its terms, is not legally binding on the Company or any of the Consenting Parties nor is it a comprehensive list of all relevant terms and conditions of the Restructuring. The terms of any definitive agreements regarding a Restructuring may contain terms different than those contained in the Term Sheet.

In the event the Company and the other Consenting Parties enter into definitive documents reflecting the terms as contemplated by the Term Sheet, the Company anticipates that:

•	with respect to claims in outstanding borrowings, deferred interest and fees and letters of credit under the Credit Agreement,

(i)	the Lenders would receive in respect of a portion of such claims (a) a significant majority of the Company’s newly issued common stock (the “New Common Stock”), and (b) certain newly issued convertible secured notes maturing on March 31, 2015 that are convertible into additional shares of New Common Stock (the “Restructured Convertible Secured Notes”),

(ii)	the letters of credit facility under the Credit Agreement and outstanding letters of credit would remain in place and

(iii)	the Company and its subsidiaries would enter into an amended term loan facility with the Lenders for a portion of remaining borrowing claims under the Credit Agreement not satisfied in (i) above;

•

additionally, the Lenders will purchase for cash, to be retained by the Company for use in its business, an additional tranche of newly issued convertible secured notes maturing on March 31, 2015 (the “New Money Convertible Secured Notes”);

•

the ABS Facility (as defined below) would be refinanced in full with an asset-based lending facility, which is expected to provide additional liquidity through a higher advance rate than the receivable purchase rate under the ABS Facility;

•

the note securing the Company’s deferred multi-employer pension contributions (the “Pension Note”) would be amended to (i) extend the maturity until March 31, 2015, (ii) defer any accrued interest and fees until maturity, (iii) provide for contract rate cash interest payments and (iv) eliminate any mandatory amortization payments (other than in connection with permitted sales of certain collateral);

•	holders of the Company’s current convertible notes would receive shares of New Common Stock in exchange for their current convertible notes;

•	in consideration for consent to the Restructuring by TNFINC on behalf of employees represented by the IBT, shares of New Common Stock would be issued for the benefit of those employees; and

•	the Company’s board of directors would consist of six members nominated by the Steering Committee, two members nominated by TNFINC and a chief executive officer-director.

In the event a Restructuring as contemplated by the Term Sheet is completed, the Company anticipates that the current stockholders of the Company will be very substantially diluted.

Unless and until definitive written agreements with respect to the Restructuring have been executed and delivered, neither the Company nor any of the other Consenting Parties will be under any legal obligation of any kind whatsoever with respect to the Restructuring. The Restructuring affects significant constituents who have not participated in the negotiation of the Term Sheet and who have not agreed to the Term Sheet, and as a result, certain of the terms set forth therein may change. Significant third-party approvals are required to support and complete the Restructuring on an out-of-court basis, including by lenders under the Credit Agreement and ABS Facility, TNFINC, the multi-employer pension funds and the holders of the Company’s current convertible notes. The completion of any out-of-court restructuring may also require an amendment to the Company’s certificate of incorporation that would need to be approved by the Company’s stockholders. The Restructuring is also subject to significant milestone completion conditions, as is described below in the disclosures relating to the amendments to various agreements.

The Company cannot provide you with any assurances that it will reach agreement on the definitive terms of any restructuring. The Company cannot provide you with any assurances that the terms of any definitive agreements regarding a restructuring will not contain terms substantially and materially different that those contained in the Term Sheet or in any description in this Current Report on Form 8-K/A. The Company cannot provide you with any assurances that any restructuring can be completed out-of-court or whether the Company will be required to implement the Restructuring under the supervision of a bankruptcy court, in which event, the Company cannot provide you with any assurances that the terms of any such restructuring will not be substantially and materially different from the Term Sheet or any description in this Current Report on Form 8-K/A or that an effort to implement an in-court restructuring would be successful.

Credit Agreement Amendment

On February 28, 2011, the Company and certain of its subsidiaries entered into Amendment No. 20 (the “Credit Agreement Amendment”) to the Credit Agreement.

Milestones

Pursuant to the terms of the Credit Agreement Amendment, the Required Lenders (at least 51% of exposure as defined in the Credit Agreement), the Agent and the Steering Group Majority have acknowledged that the Term Sheet satisfies the AIP Condition.

In addition, the Credit Agreement Amendment amends certain milestones previously disclosed in the Prior 8-K filed with the SEC on December 21, 2010 and adds a milestone that are conditions to the Company continuing to defer revolver and term loan interest, letters of credit fees and commitment fees as follows:

•

The Credit Agreement Amendment extends the deadline for each document required to effectuate the restructuring of the Company and its subsidiaries contemplated by the AIP to be in final form and acceptable to the Consenting Parties (the “Documentation Condition”) from March 15, 2011 to April 29, 2011 (or such later date approved by the Supermajority Lenders (as defined in the Credit Agreement) but not later than December 31, 2011). The Credit Agreement Amendment also amends the Documentation Condition to add the following additional requirements (i) lenders representing at least 90% of exposure (as defined in the Credit Agreement) must sign an agreement supporting the Restructuring, (ii) subject to satisfaction of the Closing Condition (as defined below), TNFINC must consent to the Restructuring and waive any termination, modification similar rights under the Restructuring Plan (as defined below) such that the Restructuring Plan shall be fully binding on the parties thereto, (iii) subject to satisfaction of the Closing Condition, the Specified Pension Fund Deferral Transaction Documents (as defined in the Credit Agreement) must be amended to reflect the terms of the Restructuring and (iv) subject to satisfaction of the Closing Condition and to the extent deemed reasonably necessary, the ABS Facility (as defined below) must be amended to reflect the terms of the Restructuring.

•

The Credit Agreement Amendment extends the deadline for the Restructuring to be effectuated and closed (the “Closing Condition”) from May 13, 2011 to July 22, 2011 (or such later date approved by the Supermajority Lenders but not later than December 31, 2011); provided, that the Closing Condition deadline will be May 31, 2011 if the Pension Fund Amendment Condition is not satisfied on or before that date (the “Restructuring Closing Date”).

•

The Credit Agreement Amendment adds a milestone which requires the Company to obtain, by March 10, 2011, the nonbinding agreement (on terms and conditions acceptable to Company, the Agent, the Steering Group Majority and TNFINC) of the Majority Funds (at least a majority of exposure as defined in the Contribution Deferral Agreement) to the terms of the Term Sheet (subject to the conditions included in the Term Sheet as applied to the Funds (the “Pension Fund Condition”)).

“Pension Fund Amendment Condition” means that the Specified Pension Fund Deferral Transaction Documents have been amended to extend the deferral of interest and amortization payments from May 31, 2011 to July 22, 2011, subject to earlier termination if the Documentation Condition or the Closing Condition is not satisfied by the applicable required date.

If the Documentation Condition or the Closing Condition is not satisfied by the applicable required date, then (i) the deferral of interest and fees under the Credit Agreement will end on the fifth day (or if the fifth day is not a business day, the immediately following business day) following such failure and (ii) the Required Lenders may declare an event of default under the Credit Agreement. If the Pension Fund Condition is not satisfied by the applicable required date, then the Required Lenders may declare an event of default under the Credit Agreement.

Minimum Consolidated EBITDA Covenant

The Credit Agreement Amendment removes the minimum Consolidated EBITDA (as defined in the Credit Agreement) covenant in respect of the period ending March 31, 2011 and resets the minimum EBITDA covenant for each fiscal quarter thereafter in an amount to be agreed to by the Company, the Agent and the Required Lenders on or prior to April 29, 2011.

Annual Financial Statements

The Credit Agreement Amendment modifies the affirmative covenant that requires financial statements of the Company for the fiscal year ended 2010 with an audit opinion that does not include a “going concern” exception to permit an audit opinion with a “going concern” exception in connection with such financial statements.

Asset-Backed Securitization Amendment

On February 28, 2011, the Company as Performance Guarantor, Yellow Roadway Receivables Funding Corporation (“YRRFC”), as Seller and the Co-Agents party thereto entered into an amendment (the “ABS Amendment”) to the Third Amended and Restated Receivables Purchase Agreement, dated as of April 18, 2008 (as amended, the “ABS Facility”), among the Seller, Falcon Asset Securitization Company LLC, Three Pillars Funding LLC and Amsterdam Funding Corporation, as Conduits; the financial institutions party thereto, as Committed Purchasers; Wells Fargo Bank, N.A. (successor to Wachovia Bank, National Association), as Wells Fargo Agent and LC Issuer, SunTrust Robinson Humphrey, Inc., as Three Pillars Agent; The Royal Bank of Scotland plc (successor to ABN AMRO Bank N.V.), as Amsterdam Agent; and JPMorgan Chase Bank, N.A., as Falcon Agent and Administrative Agent.

Similar to the Credit Agreement Amendment, the ABS Amendment removes the minimum Consolidated EBITDA (as defined in the Credit Agreement) covenant in respect of the period ending March 31, 2011 and resets the minimum EBITDA covenant for each fiscal quarter thereafter in an amount to be agreed to by the Company, the Administrative Agent and the Required Co-Agents on or prior to April 29, 2011.

In connection with the ABS Amendment, the Co-Agents consented to the Credit Agreement Amendment and agreed to extend the deferral of interest and fees to the fifth day following July 22, 2011 (or if such fifth day is not a business day, the next succeeding business day) (as such date may be extended pursuant to the definition of Deferred Payment Termination Date below) so long as the Amortization Date (as defined in the ABS Facility) or the Deferred Payment Termination Date (as defined below) does not occur prior to that date. If the ABS Facility is refinanced on or before the deferred interest and fees are due, then YRRFC will not have to pay the deferred interest and fees.

The ABS Amendment adds the Pension Fund Condition milestone that is described above. If the Pension Fund Condition is not satisfied by the required date, deferred commitment fees under the ABS Facility that are due after the required date will become payable on their scheduled due date.

The date that deferred interest and fees are due in the event of a Deferral Suspension Event (as defined in the Credit Agreement) was also extended to the earlier of the Amortization Date (as defined in the ABS Facility) or the Deferred Payment Termination Date (as defined below).

“Required Co-Agents” means the Administrative Agent and the Co-Agents (other than the Falcon Agent) for two of the Banks Groups (as defined in the ABS Facility).

“Deferred Payment Termination Date” means the earliest of the occurrence of (i) the earliest to occur of (a) the fifth day following February 28, 2011 (or if such fifth day is not a business day, the next succeeding business day) (as such date may be extended pursuant to the terms of this definition) unless the AIP Condition (as defined in the Credit Agreement) has been satisfied on or prior to February 28, 2011 (or such extended date), (b) the fifth day following April 29, 2011 (or if such fifth day is not a business day, the next succeeding business day) (as such date may be extended pursuant to the terms of this definition) unless the Documentation Condition has been satisfied in a manner acceptable to the Agents on or prior to April 29, 2011 (or such extended date) and (c) the fifth day following the Restructuring Closing Date (or if such fifth day is not a business day, the next succeeding business day) (or, in the case of each of the foregoing clauses (a), (b) and (c), such later date as may be agreed to by the Required Co-Agents and YRRFC, but in no event to be later than December 31, 2011) and (ii) any Deferral Termination Event (as defined in the Credit Agreement). Pursuant to the terms of the ABS Amendment, the Co-Agents have acknowledged that the Term Sheet satisfies the AIP Condition.

In connection with the ABS Amendment, a covenant under the ABS Facility was modified to permit an audit opinion with respect to the Company’s financial statements for the fiscal year ended 2010 to contain a going concern exception.

Contribution Deferral Agreement

On February 28, 2011, YRC Inc., USF Holland Inc., New Penn Motor Express Inc., USF Reddaway Inc. and each of the guarantors party thereto (each a subsidiary of the Company) entered into Amendment No. 8 to the Contribution Deferral Agreement (the “CDA Amendment”).

Pursuant to the CDA Amendment, the Majority Funds (at least a majority of exposure as defined in the Contribution Deferral Agreement) have acknowledged that the Term Sheet satisfies the AIP Condition, which acknowledgement was amended to require only the approval of the Consenting Parties to the Term Sheet.

In addition, the CDA Amendment amends certain milestones under the Contribution Deferral Agreement previously disclosed in the Prior 8-K filed with the SEC on January 3, 2011 that are a condition to the continued deferral of Monthly Amortization Payments and Monthly Interest Payments (each as defined in the Contribution Deferral Agreement). Such amendments result in the milestones under the Contribution Deferral Agreement being conformed to the Documentation Condition and the Closing Condition definitions and deadlines in the Credit Agreement Amendment, as described above, except that (i) the Documentation Condition does not require further documentation in respect of the ABS Facility and (ii) the Majority Funds must agree to any extension of the deadline applicable to the Documentation Condition or the Closing Condition.

If the Documentation Condition or the Closing Condition is not satisfied by the applicable required date, then the Majority Funds may accelerate the due date of the Monthly Amortization Payments and Monthly Interest Payments at any time on or after the fifth day (or if the fifth day is not a business day, the immediately following business day) following such failure.

IBT Agreement

On September 24, 2010, YRC Inc., USF Holland Inc. and New Penn Motor Express Inc. (each a subsidiary of the Company) entered into the Agreement for the Restructuring of the YRC Worldwide Inc. Operating Companies and related Term Sheet/Proposal (the “Restructuring Plan”) with TNFINC.

The Restructuring Plan, as amended by that certain Certification and Amendment to TNFINC Term Sheet (the “IBT Amendment”) as of December 31, 2010, required the Company (i) on or before March 15, 2011 (the “Documentation Deadline”) to enter into definitive documentation with respect to and (ii) on or before May 13, 2011 (the “Closing Deadline”) to consummate a capital transaction that is acceptable to TNFINC (or, in the case of each of the foregoing clauses (i) and (ii), such later date as TNFINC may agree in its sole discretion).

On February 28, 2011, TNFINC, YRC Inc., USF Holland Inc. and New Penn Motor Express Inc. entered into a Certification and Second Amendment to TNFINC Term Sheet (the “Second IBT Amendment”) to extend (i) the Documentation Deadline to April 29, 2011 and (ii) the Closing Deadline to July 22, 2011 (or, in the case of each of the foregoing clauses (i) and (ii), such later date as TNFINC may agree in its sole discretion) (the “Extension Period”). Unless TNFINC otherwise agrees, the Extension Period and the wage, work rule and benefit concessions set forth in the Restructuring Plan will terminate upon the occurrence of the events contained in the IBT Amendment and described in the Prior 8-K filed with the SEC on January 3, 2011. In addition, the extensions would terminate (i) April 29, 2011 in the event that the Company fails to enter into definitive documentation that is acceptable to TNFINC (in its sole discretion), or (ii) July 22, 2011 in the event that the Restructuring is not consummated, unless such dates are extended by TNFINC in its sole discretion at such time. Pursuant to the terms of the Second IBT Amendment, TNFINC acknowledged that the Credit Agreement Amendment, the ABS Amendment and the CDA Amendment are acceptable to TNFINC.

IMPORTANT INFORMATION ABOUT THE POTENTIAL RESTRUCTURING

The Term Sheet, by its terms, is not intended to be legally binding nor is it a comprehensive list of all relevant terms and conditions of the potential restructuring nor has it been consented to by all the parties necessary to complete such Restructuring. This Current Report on Form 8-K/A and the description of the potential Restructuring set forth herein does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any of the securities referred to herein or therein and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. Any offer and sale of the securities referred to herein or therein has not been registered under the Securities Act of 1933, as amended, and, unless so registered, may not be offered or sold in the United States absent an applicable exemption from registration requirements.

Forward-Looking Statements

This Current Report on Form 8-K/A contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “will,” “would,” “anticipate,” “expect,” “believe,” “intend” and similar expressions are intended to identify forward-looking statements. It is important to note that any restructuring will be subject to a number of significant conditions, including, among other things, agreement on and entry into definitive agreements with the parties to any restructuring, the satisfaction or waiver of the conditions contained in such definitive agreements, the lack of unexpected or adverse litigation results and agreement by a number of parties that have not consented to the Term Sheet. The Company cannot provide you with any assurances that it will reach agreement on the definitive terms of any restructuring. The Company cannot provide you with any assurances that the terms of any definitive agreements regarding a restructuring will not contain terms substantially and materially different that those contained in the Term Sheet or any description in this Current Report on Form 8-K/A. The Company cannot provide you with any assurances that any restructuring can be completed out-of-court or whether the Company will be required to implement the Restructuring under the supervision of a bankruptcy court, in which event, the Company cannot provide you with any assurances that the terms of any such restructuring will not be substantially and materially different from the Term Sheet or any description in this Current Report on Form 8-K/A or that an effort to implement an in-court restructuring would be successful. In addition, even if a restructuring is completed, the Company’s future results could differ materially from any results projected in such forward-looking statements because of a number of factors, including (among others), the effect of any restructuring, whether out-of-court or in-court, may have on the Company’s customers’ willingness to ship their products on the Company’s transportation network, the Company’s ability to generate sufficient cash flows and liquidity to fund operations, which raises substantial doubt about the Company’s ability to continue as a going concern, inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the Company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation), the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in the Company’s reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 .

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: February 28, 2011	By:	/s/ William D. Zollars
William D. Zollars
Chairman of Board Directors,
President and Chief Executive Officer